As filed with the Securities and Exchange Commission on November 16, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement

Under

The Securities Act of 1933

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	20-8839445
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Herrington

President and Chief Executive Officer

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Eisen, Esq.

Mark L. Miller, Esq.

Lori B. Metrock, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

211 Commerce Street, Suite 800

Nashville, Tennessee 37201

(615) 726-5600

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-208578)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, no par value per share	$12,000,000	$1,390.80

(1)	This registration statement relates to the registration statement on Form S-3 (Registration No. 333-208578) of Franklin Financial Network, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on December 16, 2015, as amended by Amendment No. 1 thereto (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Company registered up to $100,000,000 of any combination of the securities described in the prospectus included in the Prior Registration Statement. This registration statement is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $60,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $12,000,000, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by the Company with respect to the registration of an additional amount of the Company’s common stock, no par value per share, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on December 23, 2015. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of common stock offered by the Company by $12,000,000. Pursuant to Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on the 16th day of November, 2016.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sarah Meyerrose
Sarah Meyerrose
Executive Vice President and Chief Financial Officer

Signature	Title	Date

/s/ Richard E. Herrington	Chairman, President & CEO	November 16, 2016
Richard E. Herrington	(Principal Executive Officer)

/s/ Sarah Meyerrose	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 16, 2016
Sarah Meyerrose

*	Director	November 16, 2016
Jimmy E. Allen

*	Director	November 16, 2016
Henry W. Brockman, Jr.

*	Director	November 16, 2016
David H. Kemp

*	Director	November 16, 2016
Pamela J. Stephens

*	Director	November 16, 2016
Melody J. Sullivan

*	Director	November 16, 2016
Gregory E. Waldron

*	Director	November 16, 2016
Benjamin Wynd

*	/s/ Richard E. Herrington
Richard E. Herrington
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of the Form S-3 Registration Statement (Registration No. 333-208578) filed by the Company on December 16, 2015).